UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________
FORM 8-K/A
(Amendment No. 1)
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 5, 2011

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions  (See General Instructions A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K (the “Amendment No. 1”) is being filed as an amendment to the Current Report on Form 8-K filed by Ruby Tuesday, Inc. (the “Company”) on October 5, 2011 (the “Original Form 8-K”).  The Original Form 8-K was filed to report the results of the matters submitted to a vote at the Company’s Annual Meeting of Shareholders held on October 5, 2011 (the “Annual Meeting”).  The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers.  No other change has been made to the Original Form 8-K.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

As previously reported, at the Annual Meeting a non-binding, advisory vote was taken regarding the frequency of future advisory votes concerning the compensation of the Company’s named executive officers (“Say-on-Pay Votes”).  At the Annual Meeting, consistent with the recommendation of the Company’s Board of Directors, the Company’s shareholders cast the highest number of votes in favor of holding future advisory votes on Executive Compensation on an annual basis.

After consideration of these voting results and other factors, the Board of Directors has determined that the Company intends to hold future Say-on-Pay Votes on an annual basis until the next shareholder Say-on-Pay Vote is required under the Section 14A of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By: /s/ Marguerite N. Duffy
Marguerite N. Duffy
Senior Vice President and
Chief Financial Officer

Date: January 5, 2012